TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES


Portfolio: Short Term Bond Portfolio         Security Description: Floating Rate
                                                                    Senior Notes

Issuer: Associates Corp of North America  FRN due 6/14/01

                                            Type: U S Registered (US Registered,
                                               Eligible Muni, Eligible Foreign,
                                               Eligible 144A)


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                                                                                                              In Compliance
                    REQUIRED INFORMATION                 ANSWER              APPLICABLE RESTRICTION              (Yes/No)

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
 1.      Offering Date                                 June 9, 1999                                                N/A

 2.      Trade Date                                    June 9, 1999    Must be the same as #1                      Yes
                                                      ------------                                                 ---

 3.      Unit Price of Offering                          100.00%      None                                         N/A
                                                         -------                                                   ---

 4.      Price Paid per Unit                             100.00%      Must not exceed #3                           Yes
                                                         -------                                                   ---

 5.      Years of Issuer's Operations                       6         Must be at least three years *               Yes
                                                            -                                                      ---

 6.      Underwriting Type                                Firm        Must be firm                                 Yes

 7.      Underwriting Spread                              .10%        Investment Adviser determination to          Yes
                                                          ----                                                     ---
                                                                      be made

 8.      Total Price paid by Portfolio                 $5,000,0000    None                                         N/A
                                                       -----------                                                 ---

 9.      Total Size of Offering                      $1,000,000,000   None                                         N/A
                                                     --------------                                                ---

10.      Total Price Paid by Portfolio plus Total                     #10 divided by #9 must not exceed
         Price Paid for same securities purchased                     25% **                                       Yes
         by the same investment adviser for other      $5,000,000                                                  ---
         investment companies                          ----------

11.      Underwriter(s) from whom the Portfolio
         purchased (attach a prospectus or            Credit Suisse   Must not include Investment Adviser
         offering circular for a list of all          First Boston    affiliates ***                               Yes
         syndicate members)

12.      If the affiliate was lead or co-lead            N/A
         manager, was the instruction listed below                    Must be "Yes" or "N/A"                       N/A
         given to the broker(s) named in #11? ****

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

The Investment Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Investment Adviser has considered the factors set forth in the Portfolio's 10f-3 procedures.

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.

** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]

**** No credit for the purchase made for the Portfolio can be credited to the Investment Adviser's affiliate.